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Exhibit 23.2

INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
The First Marblehead Corporation:

        We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registering of shares of Common Stock for the 1996 Stock Option Plan, 2002 Director Stock Plan, 2003 Stock Incentive Plan, and 2003 Employee Stock Purchase Plan of The First Marblehead Corporation of our report dated September 4, 2003, except as to Note 15, which is as of October 29, 2003, with respect to the consolidated balance sheets of The First Marblehead Corporation as of June 30, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2003, which report appears in the quarterly report on Form 10-Q of The First Marblehead Corporation for the three-month period ended September 30, 2003.

/s/ KPMG LLP

Boston, Massachusetts
November 14, 2003

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INDEPENDENT ACCOUNTANTS' CONSENT